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                                 [Letterhead]


                        Consent of Edwards Leap & Sauer



We consent to the incorporation by reference in this Current Report on Form 8-K/A filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated February 3, February 15, and March 15, 1995 with respect to the audits of IDA Tower, Genesee Gardens Associates, and Buffalo Village Associates, respectively, for the year ended December 31, 1994, and to the incorporation by reference in this Current Report on Form 8-K/A of our reports dated February 14, February 20, and February 23, 1996, with respect to the audits of IDA Tower, Genesee Gardens Associates, and Buffalo Village Associates, respectively, for the year ended December 31, 1995, and to the incorporation by reference in this Current Report on Form 8-K/A of our reports dated February 6, February 8, and February 10, 1997, with respect to the audits of IDA Tower, Genesee Gardens Associates, and Buffalo Village Associates, respectively, for the year ended December 31, 1996. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.


/s/ Edwards Leap & Sauer

Edwards Leap & Sauer
Hollidaysburg, Pennsylvania
September 2, 1997


HOLLIDAYSBURG
PITTSBURG